COMMAND MONEY FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ 07102





                                                    August 22, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	COMMAND Money Fund
                  File No. 811-3253


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended June 30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                         Yours truly,


                                    /s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                          Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 22nd day of August 2003.



	COMMAND Money Fund



Witness: /s /Floyd L. Hoelscher			By: /s/ Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
         						Secretary



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